UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2019

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136
(Address of principal executive offices)

(918) 481-1119
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 26, 2019, NGL Energy Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), pertaining to an underwritten public offering (the “Class C Preferred Unit Offering”) of 9.625% Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, representing limited partner interests in the Partnership (“Class C Preferred Units”).  Pursuant to the Underwriting Agreement, the Partnership agreed to sell 1,600,000 9.625% Class C Preferred Units  (the “Firm Units”) at a price to the public of $25.00 per Class C Preferred Unit.  Closing of the issuance and sale of the Firm Units is scheduled for April 2, 2019. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 240,000 Class C Preferred Units at the same price and on the same terms and conditions as the Firm Units.  The initial distribution rate for the Class C Preferred Units from and including the date of original issue to, but not including April 15, 2024, will be 9.625% per annum of the $25.00 liquidation preference per unit (equal to $2.40625 per unit per annum).  On and after April 15, 2024, distributions on the Class C Preferred Units will accumulate at a percentage of the $25.00 liquidation preference equal to the applicable three-month LIBOR plus a spread of 738.4 basis points.  The Partnership will receive net proceeds from the offering of approximately $38,240,000 million, after deducting the Underwriters’ discount and estimated offering expenses payable by the Partnership, assuming the Underwriters do not exercise their option to purchase any additional Class C Preferred Units.  The Partnership expects to use the net proceeds of the Class C Preferred Unit Offering to repay indebtedness under its Amended and Restated  Credit  Agreement, dated as of February 14, 2017, by and among the Partnership, NGL Energy Operating LLC, as borrowers’ agent, the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders party thereto, Deutsche Bank AG, New York  Branch, as technical agent, and Deutsche Bank Trust Company Americas, as administrative agent and as collateral agent (as amended, the “Credit Agreement”), which it may re-borrow from time to time for general partnership purposes, including to redeem or repurchase all or a portion of its outstanding 10.75% Class A Convertible Preferred Units (the “Class A Preferred Units”).  The Partnership has agreed to redeem approximately $90 million of the Class A Preferred Units with the net proceeds from the Class C Preferred Unit Offering and borrowings available under the Credit Agreement for a total redemption cost of $100 million.

The Class C Preferred Unit Offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-216079) of the Partnership, as amended by Post-Effective Amendment No. 1 thereto, and the prospectus supplement dated March 26, 2019, filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary termination provisions, and it provides that the obligations of the Underwriters to purchase the Class C Preferred Units are subject to customary closing conditions.  The Underwriting Agreement also includes customary indemnification provisions pursuant to which the Partnership has agreed to indemnify the Underwriters against certain liabilities and expenses, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of the those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Waiver, Consent, Redemption and Amendment Agreement

In connection with the Class C Preferred Unit Offering, on March 26, 2019, the Partnership entered into a Waiver, Consent, Redemption and Amendment Agreement (the “Agreement”) with Highstar NGL Prism/IV-A Interco LLC, Highstar NGL Main Interco LLC, NGL CIV A, LLC, NGL Prism/IV-A Blocker LLC (collectively, the “Class A Preferred Unitholders”),  such entities being the collective holders of 100% of the Partnership’s outstanding Class A Preferred Units, and Highstar Capital IV, L.P. (“Highstar”). Pursuant to the Agreement, the Class A Preferred Unitholders agreed to waive their preemptive rights held with respect to the Class C Preferred Unit Offering.  Additionally, the Partnership agreed to redeem the maximum amount of Class A Preferred Units that may be redeemed with an amount equal to the sum of net proceeds from the Class C Preferred Unit Offering and borrowings available for that purpose under the Credit Agreement (the “Available Redemption Funds”). Further, pursuant to the Agreement, the Class A Preferred Unitholders have consented to amendments to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) as are necessary to provide for: (i) a decrease in the amount of the redemption premium that would be payable to the holders of Class A Preferred Units upon a redemption of Class A Preferred Units occurring after on or after April 1,

2019 and on or prior to May 13, 2019 from 115% to 111.25% of  the  Class A  Preferred  Unit  Price (as defined in the Partnership Agreement); and (ii) redemption of all or less than all of the issued and outstanding Class A Preferred Units.

Pursuant to the Agreement, each of (i) the Registration Rights Agreement, dated as of May 11, 2016, by and among the Partnership, the Class A Preferred Holders and Highstar, (ii) the Amended and Restated Board Representation and Observation Rights Agreement, dated as of June 24, 2016, entered into by and among NGL Energy Holdings LLC, the Partnership, the Class A Preferred Unitholders and Highstar, as amended, and (iii) the 2016 Warrants issued by the Partnership, has been amended to preserve certain rights of the Class A Preferred Unitholders in the event of a partial redemption of the Class A Preferred Units.

The Agreement will terminate and be null and void ab initio in its entirety in the event that the first closing of the Class C Preferred Unit Offering does not occur on or prior to April 20, 2019.

A member of the Board of Directors of the Partnership’s general partner, Jared Parker, is a Managing Director of Oaktree Capital Management L.P., which manages the funds comprising the Class A Preferred Unitholders.

The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.1 hereto.

First Amendment to the Agreement

On March 26, 2019, the Partnership entered into the First Amendment to the Agreement with the Class A Preferred Unitholders and Highstar (the “Amendment”). Pursuant to the Amendment, the Available Redemption Funds were capped at $100 million.

The summary of the Amendment in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 10.2 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 26, 2019, by and among NGL Energy Partners LP and the Underwriters named therein.

10.1	Waiver, Consent, Redemption and Amendment Agreement, dated March 26, 2019, by and among NGL Energy Partners LP, the Class A Preferred Unitholders and Highstar.

10.2	First Amendment to Waiver, Consent, Redemption and Amendment Agreement, dated March 26, 2019, by and among NGL Energy Partners LP, the Class A Preferred Unitholders and Highstar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: March 29, 2019		By:	/s/ Kurston P. McMurray
		Name:	Kurston P. McMurray
		Title:	Executive Vice President, General Counsel and Corporate Secretary